Exhibit 99.2

Chart Industries, Inc. Announces Pricing of $225 Million of 1.00% Convertible Senior Subordinated Notes Due 2024

Published 11:00 PM ET Tue, 31 Oct 2017 Globe Newswire

ATLANTA, Oct. 31, 2017 (GLOBE NEWSWIRE) — Chart Industries, Inc. (NASDAQ:GTLS) announced today the pricing of its offering of $225,000,000 aggregate principal amount of 1.00% Convertible Senior Subordinated Notes due 2024 (the “Convertible Notes”) in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). Chart also granted to the initial purchasers of the Convertible Notes a 13-day option to purchase up to an additional $33,750,000 aggregate principal amount of the Convertible Notes. The sale of the Convertible Notes to the initial purchasers is expected to settle on November 6, 2017, subject to customary closing conditions, and is expected to result in $218.7 million in net proceeds to Chart after deducting fees and estimated offering expenses payable by Chart (assuming no exercise of the initial purchasers’ option to purchase additional Convertible Notes).

The Convertible Notes will be senior subordinated, unsecured obligations of Chart. The Convertible Notes will bear interest at a fixed rate of 1.00% per year, payable semiannually in arrears on May 15 and November 15 of each year, beginning on May 15, 2018. The Convertible Notes will mature on November 15, 2024, unless earlier purchased or converted. The Convertible Notes will not be redeemable at Chart’s option prior to maturity.

In addition, in connection with the pricing of the Convertible Notes, Chart entered into convertible note hedge transactions and warrant transactions (the “Call Spread Transactions”) with certain of the initial purchasers of the Convertible Notes and/or affiliates thereof and/or other financial institutions (the “Option Counterparties”). The convertible note hedge transactions are expected to reduce the potential dilution with respect to Chart’s common stock upon conversion of the Convertible Notes and/or reduce Chart’s exposure to potential cash payments that may be required upon conversion of the Convertible Notes. However, the warrant transactions will have a dilutive effect with respect to Chart’s common stock to the extent that the price per share of Chart’s common stock exceeds the strike price of the warrants unless Chart elects, subject to certain conditions, to settle the warrants in cash. The convertible note hedge transactions cover the number of shares of Chart’s common stock underlying the Convertible Notes, subject to anti-dilution adjustments substantially similar to those applicable to the Convertible Notes. The warrant transactions relate to the same number of shares of Chart’s common stock, subject to customary anti-dilution adjustments. The strike price of the convertible note hedge transactions will initially correspond to the initial conversion price of the Convertible Notes, subject to certain adjustments. The strike price of the warrant transactions will initially be $71.7750 per share, which represents a premium of 65% over the last reported sale price of Chart’s common stock on October 31, 2017, and is subject to certain adjustments under the terms of the warrant transactions.

Chart intends to use approximately $11.8 million of the net proceeds from the offering of the Convertible Notes to pay the cost of the convertible note hedge transactions (taking into account the proceeds to Chart from the sale of the warrants described above). If the initial purchasers exercise their option to purchase additional Convertible Notes, Chart expects to use a portion of the net proceeds from the sale of the additional Convertible Notes to pay the cost of entering into additional convertible note hedge transactions (after such cost is partially offset by the proceeds to Chart from any additional warrant transactions that Chart may enter into at such time).

Concurrently with the offering, in separate transactions, Chart also intends to use up to approximately $195.9 million of the net proceeds of the offering to repurchase in privately negotiated transactions, up to approximately $192.9 million in principal amount of Chart’s outstanding $250.0 million aggregate principal amount of its 2.00% Convertible Senior Subordinated Notes due 2018 (the “2018 Notes”). Chart may use any remaining net proceeds of the offering to repay a portion of the outstanding borrowings under its revolving credit facility and for general corporate purposes, which may include additional repurchases of outstanding 2018 Notes. Any repurchase of the 2018 Notes could have the effect of raising or maintaining the market price of Chart’s common stock above levels that would otherwise have prevailed, or preventing or slowing a decline in the market price of Chart’s common stock. In particular, Chart expects certain of the sellers of the 2018 Notes that Chart repurchases to purchase shares of common stock in the market and/or enter into various derivatives transactions with respect to shares of common stock, in each case in connection with such sales of the 2018 Notes.

Prior to the close of business on the business day immediately preceding August 15, 2024, the Convertible Notes will be convertible at the option of holders only upon the satisfaction of certain conditions and during certain periods. Thereafter, until the close of business on the second scheduled trading day preceding the maturity date, the Convertible Notes will be convertible at the option of the holders at any time regardless of these conditions. Conversions of Convertible Notes will be settled in cash, shares of Chart common stock or a combination thereof, at Chart’s election. The initial conversion rate is 17.0285 shares of common stock per $1,000 principal amount of Convertible Notes (equivalent to an initial conversion price of approximately $58.73 per share of Chart common stock). The conversion rate and the corresponding conversion price will be subject to adjustment upon the occurrence of certain events, but will not be adjusted for any accrued and unpaid interest. The initial conversion price of the notes represents a premium of approximately 35% to the $43.50 per share closing price of Chart’s common stock on October 31, 2017.

If Chart undergoes a fundamental change (as defined in the indenture governing the Convertible Notes), holders may require Chart to purchase for cash all or part of their Convertible Notes at a purchase price equal to 100% of the principal amount of the Convertible Notes to be purchased, plus accrued and unpaid interest, if any, to, but excluding, the fundamental change purchase date. In addition, if certain make-whole fundamental changes (as defined in such indenture) occur, Chart will, in certain circumstances, increase the conversion rate for any Convertible Notes converted in connection with such make-whole fundamental change.

In connection with establishing their initial hedge positions with respect to the Call Spread Transactions, the Option Counterparties and/or their affiliates expect to enter into various cash-settled over-the-counter derivative transactions with respect to Chart’s common stock and/or purchase shares of Chart’s common stock concurrently with, or shortly following, the pricing of the Convertible Notes and may unwind these cash-settled over-the-counter derivative transactions and purchase shares of Chart’s common stock in open market transactions following the pricing of the Convertible Notes. These activities could have the effect of increasing, or preventing a decline in, the market price of Chart’s common stock concurrently with or following the pricing of the Convertible Notes. The effect, if any, of these activities, including the direction or magnitude, on the market price of Chart’s common stock will depend on a variety of factors, including market conditions, and cannot be ascertained at this time.

In addition, the Option Counterparties and/or their affiliates are likely to modify their hedge positions with respect to the convertible note hedge and warrant transactions from time to time after the pricing of the Convertible Notes, and are likely to do so during any observation period related to a conversion of Convertible Notes, by purchasing or selling shares of Chart’s common stock or the Convertible Notes in privately negotiated transactions and/or open market transactions or by entering into and/or unwinding various over-the-counter derivative transactions with respect to Chart’s common stock. The effect, if any, of these activities on the market price of Chart’s common stock or the trading price of the Convertible Notes will depend on a variety of factors, including market conditions, and cannot be ascertained at this time. Any of these activities could, however, adversely affect the market price of Chart’s common stock and the trading price of the Convertible Notes, which could affect holders’ ability to convert the Convertible Notes and, to the extent these activities occur during the observation period related to a conversion of Convertible Notes, could affect the amount and/or value of the consideration that a holder receives upon conversion of the Convertible Notes.

Additionally, in connection with the 2018 Notes, Chart entered into convertible note hedge transactions, warrant transactions and capped call transactions (the “Existing Call Spread Transactions”) with certain financial institutions (the “Existing Option Counterparties”). In connection with Chart’s intended repurchase of 2018 Notes, Chart entered into agreements with the Existing Option Counterparties to terminate a portion of such Existing Call Spread Transactions, in each case, in a notional amount corresponding to the amount of such 2018 Notes repurchased. In connection with any termination of Existing Call Spread Transactions and the related unwinding of the existing hedge position of the Existing Option Counterparties with respect to such transactions, such Existing Option Counterparties and/or their respective affiliates may sell shares of Chart’s common stock in secondary market transactions, and/or enter into or unwind various derivative transactions with respect to Chart’s common stock. This activity could decrease (or reduce the size of any increase in) the market price of Chart’s common stock at that time and it could decrease (or reduce the size of any increase in) the market value of the Convertible Notes. In connection with these transactions, Chart expects to separately receive payments in connection with the partial unwind of such Existing Call Spread Transactions in amounts that depend on the market price of Chart’s common stock at such times as agreed with the Existing Option Counterparties.

The offering is being made only to qualified institutional buyers pursuant to Rule 144A under the Securities Act. The offer and sale of the Convertible Notes and any shares of Chart’s common stock issuable upon conversion of the Convertible Notes have not been and are not expected to be registered under the Securities Act or under any state securities laws, and, unless so registered, the Convertible Notes and such shares may not be offered or sold in the United States or to U.S. persons except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

This news release does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall it constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

Certain statements made in this news release are, or imply forward-looking statements, such as statements concerning the proposed terms of the Convertible Notes and the convertible note hedge and warrant transactions, the completion, timing and size of the proposed private offering of the Convertible Notes and convertible note hedge and warrant transactions, the anticipated use of proceeds from the offering of the Convertible Notes, and other information that is not historical in nature. These statements are made based on Chart’s expectations concerning future events and are subject to factors and uncertainties that could cause actual results to differ materially, such as vulnerability of markets to economic downturns, a delay or reduction in customer purchases, competition, fluctuations in energy prices or changes in government energy policy, management of fixed-price contract exposure, reliance on the availability of key supplies and services, pricing and availability of raw materials, and modification or cancellation of customer contracts. For a discussion of these and additional factors that could cause actual results to differ from forward-looking statements, see Chart’s filings with the Securities and Exchange Commission, including Item 1A—Risk Factors, of Chart’s most recent Annual Report on Form 10-K. Chart undertakes no obligation to update or revise any forward-looking statement.

Chart is a leading diversified global manufacturer of highly engineered equipment, packaged solutions and value-add services used throughout the gas-to-liquid cycle in all industries that require liquid gases or alternative equipment for gas generation, generally for the industrial gas, energy and biomedical end markets. The majority of Chart’s products are used throughout the liquid gas supply chain for purification, liquefaction, distribution, storage and end-use applications, the largest portion of which are energy-related. Chart has domestic operations located across the United States and an international presence in Asia, Australia, Europe and South America.

Contact:

Jillian Evanko

Chief Financial Officer

770-721-7739

jillian.evanko@chartindustries.com

Source:Chart Industries, Inc.

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